Exhibit 99.1

For Immediate Release

Builders FirstSource Reports First Quarter 2018 Results

Financial highlights include significant sales and earnings growth

May 9, 2018 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR) today reported its results for the first quarter ended March 31, 2018.

Commenting on first quarter results, CEO Chad Crow remarked, “I am pleased to report we had a strong start to the year, expanding our year over year sales per day by 12.7 percent in the first quarter. We have once again demonstrated our ability to deliver robust sales and EBITDA growth in a volatile market while executing on our strategic priorities and investing in our future. We continued our investments in manufacturing capacity and talent to drive enhanced growth in margin-accretive products and markets, as well as implementing our operational excellence plans, which are included in our longer term strategy to generate significant EBITDA and cash flow.”

Peter Jackson, CFO, added, “Our team rapidly responded to the operational challenges caused by lumber and lumber sheet goods inflation during the current quarter, delivering strong operating results by focusing on disciplined cost and margin management. Commodity inflation generally benefits our business in the long term, but can cause short term margin pressure when prices rise quickly. We are seeing the benefits in EBITDA from higher lumber prices on a year over year basis. As commodity prices stabilize, we expect to further benefit from the higher prices, enhancing our go forward profitability.”

The Company has provided supplemental non-GAAP financial information of the consolidated company which is adjusted to exclude one-time integration, facility closure, one-time refinancing, revaluation of deferred taxes, and other costs (“Adjusted”). As the information below includes non-GAAP financial information, please refer to the accompanying financial schedules for non-GAAP reconciliations to their GAAP equivalents.

First Quarter 2018 Compared to First Quarter 2017:

Net Sales

•	Net sales for the first quarter were $1.7 billion, a sales increase of 10.9 percent over net sales for the first quarter of 2017, despite the impacts of weather-related facility closures on the Company’s sales. The Company had one fewer sales day in the first quarter of 2018 than the first quarter of 2017. Sales per day grew 12.7 percent in the quarter, which was benefited by approximately 9.6 percent from the impact of commodity lumber price inflation on our sales and 3.1 percent from sales volume growth. Sales volume per day, excluding commodity inflation, grew approximately 3.8 percent in the single family homebuilding end market and 2.8 percent in the repair and remodeling/other end market, offset by expected declines in multi-family. Additionally, value added products sales per day grew by 9.8 percent, including 8.9 percent in our windows, doors, and millwork category and 10.7 percent in manufactured products.

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Builders FirstSource Reports First Quarter 2018 Results (continued)

Gross Margin

•	Gross margin of $411.0 million in the first quarter of 2018 increased by $34.9 million over the first quarter of 2017. Gross margin percentage was 24.2 percent, a decrease of 30 basis points from 24.5 percent in the first quarter of 2017, but flat sequentially from the fourth quarter of 2017. Our gross margin percentage decreased primarily due to the impact of commodity price inflation relative to our short-term customer pricing commitments. Although rapid commodity inflation can cause short term gross margin percentage compression as prices are rising, higher commodity prices generally benefit the Company’s gross profit and EBITDA in the long term.

Selling, General and Administrative Expenses

•	SG&A in the first quarter of 2018 was $358.9 million, or 21.1 percent of sales, a decrease of 80 basis points versus the first quarter of 2017. The improvement in SG&A as a percent of sales was driven by cost leverage and continued cost management. These were partially offset by investments the Company made in growth initiatives of $4.6 million (including sales associates, new locations and operational excellence projects start-up costs). Additionally, there was a $4.2 million one-time decrease in insurance and benefits expense in the first quarter of 2017. We do not expect this variance to repeat the balance of the year.

Interest Expense

•	GAAP interest expense in the first quarter of 2018 was $26.7 million compared to $36.2 million in the first quarter of 2017. GAAP net interest expense in 2017 included $2.4 million of cost associated with the amendment of our Term Loan and Revolving Credit Facility. The year over year reduction is largely as a result of a series of transactions the Company executed in 2017 to lower go forward interest expense.

Income Tax Expense

•	Although the Company did not pay federal cash taxes, GAAP income tax expense in the first quarter of 2018 was $2.2 million compared to income tax expense of $0.3 million in the first quarter of 2017.

Net Income

•	GAAP net income for the first quarter of 2018 was $23.2 million, or $0.20 per diluted share, compared to $3.8 million, or $0.03 per diluted share, for the first quarter of 2017.

•	Adjusted net income for the quarter was $27.6 million, or $0.24 per diluted share, compared to Adjusted net income of $12.1 million, or $0.11 per diluted share, in the first quarter of 2017. The year over year increase of $15.5 million, or 128 percent, was primarily driven by the Company’s sales growth, ongoing cost management, and lower interest expense.

Adjusted EBITDA

•	First quarter Adjusted EBITDA grew $6.5 million, or 8.6 percent, to $82.6 million compared to $76.1 million for the first quarter of 2017. The year over year improvement was largely driven by sales increases and cost management, partially offset by the impact of commodity inflation on gross margin, investments the Company made in growth initiatives of $4.6 million, and a one-time decrease in insurance and benefits costs in the first quarter of 2017 totaling $4.2 million.

Capital Structure, Leverage, and Liquidity Information:

•	Adjusted EBITDA, on a trailing 12 month basis, was $425.4 million and net debt was $1,949.2 million as of March 31, 2018. Despite the impact of lumber inflation on working capital, the Company’s leverage ratio of 4.6x net debt / Adjusted EBITDA was down from 5.0x as of March 31, 2017, enabled by a net debt reduction and Adjusted EBITDA growth. We expect to reduce our leverage ratio to 3.5x or below by year end.

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Builders FirstSource Reports First Quarter 2018 Results (continued)

•	Due to seasonal working capital needs, net cash used in operations and investing was $197.9 million. We expect to generate $170-190 million in cash from operations and investing in 2018, in line with the Company’s full year cash flow guidance, reaping the benefits of lower cash interest as a result of our refinancing transaction executed in 2017.

•	Liquidity at December 31, 2018 was $321.9 million, which consisted of net borrowing availability under the revolving credit facility and cash on hand.

Please refer to the accompanying financial schedules for more information.

Outlook

Concluding, Chad Crow, CEO, added, “I remain confident in the outlook for Builders FirstSource and our expanding opportunities for growth. We believe demand in the housing industry remains on a solid trajectory. Our national footprint, strong customer relationships, end market diversity, and ongoing focus on investments in growth initiatives position us to capitalize on the opportunities the market provides. As always, we are committed to creating meaningful value for our shareholders through the Company’s identified initiatives and capitalizing on ongoing market growth. Thank you to all of our associates for their hard work and once again delivering such strong results. I look forward to building on what was a very successful quarter, and continuing to expand our share and profitability.”

Conference Call

Builders FirstSource will host a conference call Thursday, May 10, 2018 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. The earnings release presentation will be posted at www.bldr.com under the “investors” section before the call. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-572-7033 (U.S. and Canada) and 719-457-2656 (international), Conference ID: 9288497. A replay of the call will be available at 1:00 p.m. Central Time through May 25th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 9288497. The live webcast and archived replay can also be accessed on the Company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

2017 Sales: $7.0 Billion  |  Associates: 15 Thousand  |  Operations in 40 states

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with 402 locations and have a market presence in 75 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

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Builders FirstSource Reports First Quarter 2018 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:

Jennifer Pasquino

SVP Investor Relations

Builders FirstSource, Inc.

(303) 262-8571

Financial Schedules to Follow

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BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended March 31,
	2018	2017
	(Unaudited) (In thousands, except per share amounts)
Sales	$1,700,436	$1,533,064
Cost of sales	1,289,384	1,157,012

Gross margin	411,052	376,052
Selling, general and administrative expenses	358,908	335,775

Income from operations	52,144	40,277
Interest expense, net	26,742	36,157

Income before income taxes	25,402	4,120
Income tax expense	2,182	298

Net income	$23,220	$3,822

Comprehensive income	$23,220	$3,822

Net income per share:
Basic	$0.20	$0.03

Diluted	$0.20	$0.03

Weighted average common shares:
Basic	114,090	111,964

Diluted	116,696	114,580

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2018	December 31, 2017
	(Unaudited) (In thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$10,069	$57,533
Accounts receivable, less allowances of $11,874 and $11,771 at March 31, 2018 and December 31, 2017, respectively	710,448	631,992
Other receivables	60,762	71,232
Inventories, net	678,790	601,547
Other current assets	43,046	33,564

Total current assets	1,503,115	1,395,868
Property, plant and equipment, net	643,721	639,303
Assets held for sale	5,273	5,273
Goodwill	740,411	740,411
Intangible assets, net	126,360	132,567
Deferred income taxes	73,092	75,105
Other assets, net	17,717	17,597

Total assets	$3,109,689	$3,006,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding	$30,996	$—
Accounts payable	488,178	514,282
Accrued liabilities	187,804	271,597
Current maturities of long-term debt and lease obligations	12,413	12,475

Total current liabilities	719,391	798,354
Long-term debt and lease obligations, net of current maturities, debt discount and debt issuance costs	1,928,410	1,771,945
Other long-term liabilities	60,915	59,616

Total liabilities	2,708,716	2,629,915
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 114,619 and 113,572 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,146	1,136
Additional paid-in capital	546,832	546,766
Accumulated deficit	(147,005)	(171,693)

Total stockholders’ equity	400,973	376,209

Total liabilities and stockholders’ equity	$3,109,689	$3,006,124

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2018	2017
	(Unaudited) (In thousands)
Cash flows from operating activities:
Net income	$23,220	$3,822
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	22,819	23,592
Amortization and write-off of debt issuance costs and debt discount	1,149	2,435
Deferred income taxes	1,497	40
Bad debt expense	443	681
Stock compensation expense	2,890	2,904
Net loss (gain) on sale of assets and asset impairments	(245)	3,145
Changes in assets and liabilities:
Receivables	(57,575)	(41,655)
Inventories	(85,958)	(76,243)
Other current assets	(9,481)	(6,118)
Other assets and liabilities	1,552	348
Accounts payable and checks outstanding	4,376	50,949
Accrued liabilities	(83,012)	(100,342)

Net cash used in operating activities	(178,325)	(136,442)

Cash flows from investing activities:
Purchases of property, plant and equipment	(20,113)	(9,778)
Proceeds from sale of property, plant and equipment	568	449

Net cash used in investing activities	(19,545)	(9,329)

Cash flows from financing activities:
Borrowings under revolving credit facility	555,000	457,000
Repayments under revolving credit facility	(399,000)	(315,000)
Repayments of long-term debt and other loans	(2,780)	(2,626)
Payments of loan costs	—	(2,765)
Exercise of stock options	2,041	1,701
Repurchase of common stock	(4,855)	(2,473)

Net cash provided by financing activities	150,406	135,837

Net change in cash and cash equivalents	(47,464)	(9,934)
Cash and cash equivalents at beginning of period	57,533	14,449

Cash and cash equivalents at end of period	$10,069	$4,515

Supplemental disclosure of non-cash activities

For the three months ended March 31, 2018 the Company retired assets subject to lease finance obligations of $0.6 million and extinguished the related lease finance obligation of $0.6 million. There were no assets subject to lease finance obligations retired during the three months ended March 31, 2017.

The Company purchased equipment which was financed through capital lease obligations of $3.1 million and $1.2 million in the three months ended March 31, 2018 and 2017, respectively. In addition, purchases of property, plant and equipment included in accounts payable were $3.2 million and $0.4 million for the three months ended March 31, 2018 and 2017, respectively.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note: The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on May 9, 2018.

	Three months ended March 31,		Twelve months ended March 31,
	2018	2017	2018
	(in millions)
Reconciliation to Adjusted EBITDA:
GAAP Net Income	$23.2	$3.8	$58.2
Integration related expenses	4.4	5.9	19.2
Debt issuance and refinancing cost (1)	—	2.4	56.3
Revaluation of NOL (2)	—	—	29.0

Adjusted Net Income	27.6	12.1	162.7

Weighted average diluted common shares (in millions)	116.7	114.6
Diluted adjusted net income per share:	$0.24	$0.11

Reconciling items:
Depreciation and amortization expense	22.8	23.6	92.2
Interest expense, net	26.7	33.8	127.4
Income tax (benefit) expense	2.2	0.3	26.0
Stock compensation expense	2.9	2.9	13.5
(Gain)/loss on sale and asset impairments	0.2	3.1	3.4
Other management-identified adjustments (3)	0.2	0.3	0.2

Adjusted EBITDA	$82.6	$76.1	$425.4

Adjusted EBITDA Margin	4.9%	5.0%	5.9%

(1)	Cost associated with refinancing long term debt in 2017.
(2)	In 2017, the company revalued its NOL tax asset given the tax reform that allows for a lower federal corporate tax rate.
(3)	Primarily relates to severance and one time cost.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Financial Data

(adjusted and unaudited)

	Three months ended March 31,
	2018	2017
	(in millions except per share amounts)
Net sales	$1,700.4	$1,533.1
Sales adjustment for closed locations	—	—

Net sales excluding closed locations	1,700.4	1,533.1
Cost of sales	1,289.4	1,157.0

Gross margin	411.0	376.1
Gross margin %	24.2%	24.5%
Adjusted SG&A/Other (excluding depreciation and amortization) as a % of sales (1)	19.3%	19.6%
Adjusted EBITDA	82.6	76.1
Adjusted EBITDA margin %	4.9%	5.0%
Depreciation and amortization	(22.8)	(23.6)
Interest expense, net of debt issuance cost and refinancing	(26.7)	(33.8)
Income tax expense	(2.2)	(0.3)
Other adjustments	(3.3)	(6.3)

Adjusted Net Income	$27.6	$12.1

Basic adjusted net income per share:	$0.24	$0.11

Diluted adjusted net income per share:	$0.24	$0.11

Weighted average common shares (in millions)
Basic	114.1	112.0
Diluted	116.7	114.6

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on May 9, 2018.

(1)	Adjusted SG&A and other as a percentage of sales is defined as GAAP SG&A less depreciation and amortization, stock comp, acquisition, integration andother expenses. GAAP SG&A in Q1-18 of $358.9M less $22.8M depreciation and amortization, less $4.4M of integration expenses, less $2.9M of stock comp and $0.4M loss from sales, impairments, and other.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended March 31,
	2018		2017
	Net Sales	% of Net Sales	Net Sales	% of Net Sales	% Change	% Change Per Day
Lumber & Lumber Sheet Goods	$643.9	37.9%	$530.7	34.6%	21.3%	23.2%
Manufactured Products	294.2	17.3%	269.8	17.6%	9.0%	10.7%
Windows, Doors & Millwork	332.1	19.5%	309.7	20.2%	7.3%	8.9%
Gypsum, Roofing & Insulation	112.9	6.6%	117.2	7.6%	-3.7%	-2.2%
Siding, Metal & Concrete Products	142.2	8.4%	137.2	9.0%	3.6%	5.2%
Other	175.1	10.3%	168.5	11.0%	4.0%	5.6%

Total adjusted net sales	$1,700.4	100.0%	$1,533.1	100.0%	10.9%	12.7%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Interest Reconciliation

(unaudited)

	Three months ended March 31,
	Interest Expense	Net Debt Outstanding	Adjusted Annual Go Forward Cash Interest (1)
	(in millions)
2024 Secured Notes @ 5.625% Fixed	$10.5	$750.0	$42.2
2024 Term Loan @ 4.7% (Floating LIBOR) (2)	5.5	461.8	21.7
Revolving Credit Facility @ 3.5% (Floating LIBOR) (2)	4.4	506.0	20.3
Amortization of deferred loan costs and debt discount	1.1
Lease finance obligations and capital leases	5.4	241.5	21.5
Other	(0.2)
Cash		(10.1)

Total	$26.7	$1,949.2	$105.7

(1)	Excludes issuance cost and one time items. Assumes current or pro forma borrowing rates on variable debt.
(2)	Assumes Q1 balance for the Term Loan and the revolving credit facility for annualized projections.